Exhibit 32.1
Tidelands Oil & Gas Corporation
Chief Executive Officer Certification (Section 906)
Chief Financial Officer Certification (Section 906)

                            CERTIFICATION PURSUANT TO
                            18 U.S.C., SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to 18 U.S.C. Section 1350 (as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002), we, the undersigned President and Chief Executive Officer and Sr. Vice President and Chief Financial Officer of Tidelands Oil & Gas Corporation, (the "Company"), hereby certify that to the best of my knowledge, the Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2006 (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company. A signed original of this written statement required by Section 906 has been provided to the registrant and will be retained by it and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: November 13, 2006

                                    /s/ Michael Ward          /s/ James B. Smith
                                    ----------------          ------------------
                                    President and CEO         Sr. V.P. and CFO